    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1995.
                                                      REGISTRATION NO.  33-____

================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                                   FORM  S-8
                            REGISTRATION  STATEMENT
                                     UNDER
                         THE  SECURITIES  ACT  OF  1933

                              BJ SERVICES COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                                           63-0084140
    (STATE OR OTHER JURISDICTION OF                                             (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                                          IDENTIFICATION NUMBER)

                          5500 NORTHWEST CENTRAL DRIVE
                             HOUSTON, TEXAS  77092
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                  THE WESTERN COMPANY RETIREMENT SAVINGS PLAN
                                  (AS AMENDED)
                            (FULL TITLE OF THE PLAN)

                         MARGARET BARRETT SHANNON, ESQ.
                              BJ SERVICES COMPANY
                 VICE PRESIDENT - GENERAL COUNSEL AND SECRETARY
                          5500 NORTHWEST CENTRAL DRIVE
                             HOUSTON, TEXAS  77092
                                 (713) 462-4239
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             --------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:  SALES TO THE PARTICIPANTS IN
  THE PLAN OF THE SECURITIES REGISTERED HEREUNDER ARE EXPECTED TO OCCUR FROM
     TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT,
                 SUBJECT TO THE TERMS OF THE PLAN, AS AND WHEN
                           PROVIDED FOR IN THE PLAN.

                             --------------------

                       CALCULATION  OF  REGISTRATION  FEE

====================================================================================================================================
                                                                                              PROPOSED
                                                                            PROPOSED          MAXIMUM
                                                                            MAXIMUM           AGGREGATE
                                                      AMOUNT TO BE       OFFERING PRICE       OFFERING              AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED                 REGISTERED(1)        PER SHARE(2)        PRICE(2)           REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
SHARES OF COMMON STOCK, $0.10 PAR VALUE(3)                60,000           $21.38                $1,282,800           $443.00
====================================================================================================================================


(1) The number of the Company's Shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Company's Shares of Common Stock on the New York Stock Exchange Composite Tape on April 10, 1995.
(3) Includes the preferred share purchase rights associated with the Common Stock.


         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE

                 This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by BJ Services Company (the "Company") and The Western Company Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

                 (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, and the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1993;

                 (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and Current Reports on Form 8-K dated March 7, 1995, and April 13, 1995; and

                 (c) The description of the Common Stock of the Company, contained in the Registration Statement on Form 8-A (Registration No. 1-10570) filed by the Company under the Exchange Act; the description of the Company's preferred share purchase rights included in the Company's Registration Statement on Form 8-A dated January 12, 1994, and the Company's Registration Statements on Form 8-A/A dated August 26, 1994, and September 22, 1994; and the description of the Series Two Junior Participating Preferred Stock of the Company included in the Company's Registration Statement on Form 8-A dated January 12, 1994, and the Company's Registration Statements on Form 8-A/A dated August 26, 1994, and September 22, 1994.

                 All documents filed by the Company and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of filing of the documents. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained in this Prospectus, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Certain legal matters with respect to the securities offered hereby will be passed upon for the Company by Andrews & Kurth L.L.P.

                 The financial statements and related financial statement schedules incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 The financial statements incorporated by reference in this Prospectus by reference to the Annual Report on Form 11-K of The Western Company Retirement Savings Plan for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") which permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit (other than an action by or in the right of the corporation) by reason of their being directors, officers or other agents of the corporation.

                 The Company's Certificate of Incorporation provides that no director of the Company shall be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,
(iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation also provides that if the DGCL is amended to authorize further limitation or elimination of the personal liability of directors, then the liability of the Company's directors shall be limited or eliminated to the full extent permitted by the DGCL.

                 Section 16 of Article III of the Company's Bylaws provides as follows: (a) The Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries or, while a director, officer, employee or agent of the Company or any of its direct or indirect wholly owned subsidiaries, is or was serving at the request of the Company or any of its direct or indirect wholly owned subsidiaries, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws provided that the Company shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the Company or any of its direct or indirect wholly owned subsidiaries or the directors of the Company or any of its direct or indirect wholly owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless a majority of the Board of Directors of the Company shall have previously approved the bringing of such action, suit or proceeding. The Company shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Company or any of its direct or indirect wholly owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Company or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Company shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

                 (b) Expenses incurred by an officer or director of the Company or any of its direct or indirect wholly owned subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this

Section 16. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                 (c) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 16 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any provision of law, the Company's Certificate of Incorporation, the Certificate of Incorporation or Bylaws or other governing documents of any direct or indirect wholly owned subsidiary of the Company, or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding any of the positions or having any of the relationships referred to in this Section 16.

ITEM 8.          LIST OF EXHIBITS.

                 The Company will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

     4.1              Certificate of Designation of Series Two Junior Participating Preferred Stock of BJ Services (filed as exhibit to BJ Services' Registration Statement on Form 8-A dated January 12, 1994, and incorporated herein by reference).

     4.2              Stockholder Rights Agreement dated as of January 12, 1994, between BJ Services and First Chicago Trust
                      Company of New York, as Rights Agent (filed as exhibit to BJ Services' Registration Statement on Form 8-A dated January 12, 1994, and incorporated herein by reference).

     4.3              First Amendment to Stockholder Rights Agreement dated as of June 22, 1994, between BJ Services and First
                      Chicago Trust Company of New York, as Rights Agent (filed as exhibit to BJ Services' Registration Statement on Form 8-A/A dated August 26, 1994 and incorporated herein by reference).

     4.4              Second Amendment to Stockholder Rights Agreement dated as of June 22, 1994, between BJ Services and First
                      Chicago Trust Company of New York, as Rights Agent (filed as exhibit to BJ Services' Registration Statement on Form 8-A/A dated September 22, 1994 and incorporated herein by reference).

     4.5              The Western Company Retirement Savings Plan, as amended and restated effective as of January 1, 1994.

     4.6              Amendment No. 1 to The Western Company Retirement Savings Plan, effective as of March 9, 1995.

     4.7              Second Amendment to The Western Company Retirement Savings Plan, effective as of April 13, 1995.

     4.8              Amendment and Restatement of Trust Agreement for The Western Company Retirement Savings Plan, effective as of July 1, 1992.

     4.9              First Amendment to the Amendment and Restatement of Trust Agreement, effective as of April 13, 1995.

     5.1              Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

     23.1             The consent of Andrews & Kurth L.L.P. to the use of their opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

     23.2             The Consent of Deloitte & Touche LLP to the incorporation by reference of their report with respect to the
                      Company.

     23.3             The Consent of Price Waterhouse LLP to the incorporation by reference of their report with respect to the
                      Plan.

     24.1             A power of attorney, pursuant to which amendments to this Registration Statement may be filed, is included on the signature pages contained in Part II of this Registration Statement.


ITEM 9.  UNDERTAKINGS.

                 The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

                 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of April, 1995.

                                        BJ SERVICES COMPANY
                                        (Registrant)


                                        By:      /s/J.W. Stewart
                                           -------------------------------------
                                           J. W. Stewart
                                           President and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

              Each person whose signature appears below appoints J. W. Stewart and Margaret Barrett Shannon, and each of them acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

                 SIGNATURE                                   TITLE                                  DATE
                 ---------                                   -----                                  ----
             /s/ J. W. Stewart              Chairman of the Board, President                     April 14, 1995
             -----------------              and Chief Executive Officer; Director
               J. W. Stewart                (Principal Executive Officer)



            /s/ Michael McShane             Vice President-Finance                               April 14, 1995
            -------------------             and Chief Financial Officer; Director
              Michael McShane               (Principal Financial Officer)



         /s/ Matthew D. Fitzgerald          Controller                                           April 14, 1995
         -------------------------          (Principal Accounting Officer)
           Matthew D. Fitzgerald


        /s/ L. William Heiligbrodt          Director                                             April 14, 1995
        --------------------------
          L. William Heiligbrodt


             /s/ John R. Huff               Director                                             April 14, 1995
             ----------------
               John R. Huff


             /s/ Don D. Jordan              Director                                             April 14, 1995
             -----------------
               Don D. Jordan


             /s/ R. A. LeBlanc              Director                                             April 14, 1995
             -----------------
               R. A. LeBlanc


          /s/ James E. McCormick            Director                                             April 14, 1 995
          ----------------------
            James E. McCormick

              The Plan. Pursuant to the requirements of the Securities Act of 1933, the Committee appointed to administer The Western Company Retirement Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 14th day of April, 1995.




                                        THE WESTERN COMPANY
                                        RETIREMENT SAVINGS PLAN


                                        By:            /s/ Matthew D. Fitzgerald
                                            ------------------------------------
                                            Name:     Matthew D. Fitzgerald
                                                      Member, Benefits Committee

                                        By:           /s/ Steve Wright
                                            ------------------------------------
                                            Name:     Steve Wright
                                                      Member, Benefits Committee

                                        By:           /s/ Taylor M. Whichard
                                            ------------------------------------
                                            Name:     Taylor M. Whichard
                                                      Member, Benefits Committee

                                        By:           /s/ G.R. Goodarzi
                                            ------------------------------------
                                            Name:     G.R. Goodarzi
                                                      Member, Benefits Committee

                                        By:           /s/ Thomas H. Koops
                                            ------------------------------------
                                            Name:     Thomas H. Koops
                                                      Member, Benefits Committee

                                        By:           /s/ Kenneth A. Williams
                                            ------------------------------------
                                            Name:     Kenneth A. Williams
                                                      Member, Benefits Committee

                                        By:           /s/ Margaret B. Shannon
                                            ------------------------------------
                                            Name:     Margaret B. Shannon
                                                      Member, Benefits Committee

                              INDEX TO EXHIBITS

     4.1              Certificate of Designation of Series Two Junior Participating Preferred Stock of BJ Services (filed as exhibit to BJ Services' Registration Statement on Form 8-A dated January 12, 1994, and incorporated herein by reference).

     4.2              Stockholder Rights Agreement dated as of January 12, 1994, between BJ Services and First Chicago Trust
                      Company of New York, as Rights Agent (filed as exhibit to BJ Services' Registration Statement on Form 8-A dated January 12, 1994, and incorporated herein by reference).

     4.3              First Amendment to Stockholder Rights Agreement dated as of June 22, 1994, between BJ Services and First
                      Chicago Trust Company of New York, as Rights Agent (filed as exhibit to BJ Services' Registration Statement on Form 8-A/A dated August 26, 1994 and incorporated herein by reference).

     4.4              Second Amendment to Stockholder Rights Agreement dated as of June 22, 1994, between BJ Services and First
                      Chicago Trust Company of New York, as Rights Agent (filed as exhibit to BJ Services' Registration Statement on Form 8-A/A dated September 22, 1994 and incorporated herein by reference).

     4.5              The Western Company Retirement Savings Plan, as amended and restated effective as of January 1, 1994.

     4.6              Amendment No. 1 to The Western Company Retirement Savings Plan, effective as of March 9, 1995.

     4.7              Second Amendment to The Western Company Retirement Savings Plan, effective as of April 13, 1995.

     4.8              Amendment and Restatement of Trust Agreement for The Western Company Retirement Savings Plan, effective as of July 1, 1992.

     4.9              First Amendment to the Amendment and Restatement of Trust Agreement, effective as of April 13, 1995.

     5.1              Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

    23.1              The consent of Andrews & Kurth L.L.P. to the use of their opinion in this Registration Statement is contained in the opinion filed as Exhibit 5.1.

    23.2              The Consent of Deloitte & Touche LLP to the incorporation by reference of their report with respect to the
                      Company.

    23.3              The Consent of Price Waterhouse LLP to the incorporation by reference of their report with respect to the
                      Plan.

    24.1              A power of attorney, pursuant to which amendments to this Registration Statement may be filed, is included on the signature pages contained in Part II of this Registration Statement.